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                                                                       Exhibit 5

                    OPINION AND CONSENT OF CARR & FERRELL LLP

                                 June 24, 2003


Electronics For Imaging, Inc.
303 Velocity Way
Foster City, California 94404


      Re: Electronics For Imaging, Inc. Registration Statement for Offering of an Aggregate of 6,011,669 Shares of Common Stock on Form S-8

Ladies and Gentlemen:

            We have acted as counsel to Electronics For Imaging, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended , of the following shares of the Company's common stock (the "Shares"): an additional 5,450,000 Shares issuable under the Company's 1999 Equity Incentive Plan (the "Option Plan"), as amended; and an additional 561,669 Shares issuable under the Company's 2000 Employee Stock Purchase Plan (the "ESPP").

            This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

            In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and By-laws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary. Based on such review, we are of the opinion that when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the Option Plan and in accordance with the Registration Statement or (b) duly authorized stock purchases effected in accordance with the ESPP and the Registration Statement, such Shares will be legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.


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            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan, the ESPP or the Shares.

                                            Very truly yours,


                                            /s/ Carr & Ferrell LLP